                                                                     Exhibit (1)
                                 IMTECH CORP.
                       PRO FORMA CONDENSED BALANCE SHEET
                                MARCH 31, 1998
                                  (Unaudited)

                                                   Historical      Pro Forma    Adj.   Pro Forma
                                                   Statements     Adjustments   Ref.    Results
                                                  ------------    ------------  ----  ------------
                                                      [1]             [2]
ASSETS
 Current assets:
  Cash and cash equivalents                       $    281,427    $  2,269,832   A)   $  2,551,259
  Accounts receivable, net                           3,679,352         201,293   B)      3,880,645
  Other current assets                               1,222,367             -             1,222,367
                                                  ------------    ------------        ------------
   Total current assets                              5,183,146       2,471,125           7,654,271
                                                  ------------    ------------        ------------

 Property and equipment - at cost                    7,161,006         340,928   C)      7,501,934
 Less:  Accumulated depreciation and amortization    3,189,605          48,704   D)      3,238,309
                                                  ------------    ------------        ------------
   Net property and equipment                        3,971,401         292,224           4,263,625
                                                  ------------    ------------        ------------
 Goodwill, net of accumulated amortization                 -         5,695,059   E)      5,695,059

 Other assets                                        1,204,812         607,853   F)      1,812,665
                                                  ------------    ------------        ------------
                                                  $ 10,359,359    $  9,066,261        $ 19,425,620
                                                  ============    ============        ============

LIABILITIES AND STOCKHOLDERS' EQUITY
 Current liabilities:
  Accounts payable                                $  2,298,344    $     (5,707)  B)   $  2,292,637
  Other current liabilities                          2,526,593         342,866   G)      2,869,459
                                                  ------------    ------------        ------------
   Total current liabilities                         4,824,937         337,159           5,162,096
                                                  ------------    ------------        ------------
 Long-term debt                                      2,533,670       1,159,651   H)      3,693,321
 Sellers' notes payable                                    -         3,400,000   I)      3,400,000
 Convertible debt                                      884,800       4,000,000   J)      4,884,800
                                                  ------------    ------------        ------------
   Total long-term obligations                       3,418,470       8,559,651          11,978,121
                                                  ------------    ------------        ------------
 Stockholders' equity:
  12% convertible preferred stock                    2,660,733             -             2,660,733
  Additional paid-in capital                        32,040,227             -            32,040,227
  Accumulated deficit                              (33,257,433)        179,451   K)    (33,077,982)
  Other stockholder's equity                           672,425         (10,000)  L)        662,425
                                                  ------------    ------------        ------------
   Total stockholders' equity                        2,115,952         169,451           2,285,403
                                                  ------------    ------------        ------------
                                                  $ 10,359,359    $  9,066,261        $ 19,425,620
                                                  ============    ============        ============
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[1]  Consolidated Balance Sheet amounts of IMTECH Corp. as of March 31, 1998 and and its wholly-owned subsidiary KRL Litho, Inc. as of December 31, 1997.

[2]  See Summary of Pro Forma Adjustments for the Fiscal Year Ended
     March 31, 1998 on Exhibit 3.